UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 16, 2025, Lockheed Martin Corporation (“Lockheed Martin” or “the Company”) executed buy-out conversions of group annuity contracts previously purchased using assets from certain of the Company’s defined benefit pension plans. The conversions result in the transfer of approximately $900 million of gross pension obligations from the plans to certain insurance companies with no additional costs or funding contributions required by Lockheed Martin. Under the terms of the group annuity contracts, the plans initially retained the obligation for paying the pension benefits to the covered retirees and beneficiaries and the insurance companies reimbursed the plans as those benefits were paid. The group annuity contracts also provided the Company the option to transfer the defined benefit pension obligations to the insurance companies at its discretion. Upon completion of the conversions, the insurance companies legally assumed the pension obligations and will begin paying and administering the retirement benefits for approximately 9,000 U.S. retirees and beneficiaries. There will be no change to the nature, amount, or timing of benefit payments as a result of the conversions. In connection with the transactions, the Company expects to recognize a non-cash, non-operating pretax settlement charge of approximately $480 million in the fourth quarter of 2025, which reflects the accelerated recognition of actuarial losses for the affected plan that were included in stockholders’ equity. The estimated charge was not included in the Company’s prior 2025 financial outlook released on October 21, 2025.

Forward Looking Statements

This current report on 8-K contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, including the expected non-cash settlement charge, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the amount of the expected settlement charge, the accuracy of the Company’s estimates and projections; timing and estimates regarding pension funding and movements of interest rates; other changes that may affect pension plan assumptions and actual returns on pension plan assets, stockholders’ equity, the level of the FAS/CAS adjustment and actual returns on pension plan assets; cash funding requirements and additional pension risk transfers and associated settlement charges; and the impact of pension related legislation.

These are only some of the factors that may affect the forward-looking statements contained in this current report on Form 8-K. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this Form 8-K to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this Form 8-K are intended to be subject to the safe harbor protection provided by the federal securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: December 18, 2025	By:	/s/ John E. Stevens
John E. Stevens
Vice President and Chief M&A and Securities Counsel